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                                                                   EXHIBIT 10.31
                                 PROMISSORY NOTE

U.S. $100,000,000.00                                            January 25, 1999

         FOR VALUED RECEIVED, the undersigned, United Pan-Europe Communications N.V. ("Borrower"), a Netherlands company, hereby promises to pay, on demand at
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any time on or after March 31, 2001, to the order of UIH Europe, Inc., a
Delaware corporation or any of its successors or assigns that enters into a deed of subordination in favour of the Security Trustee as defined below ("Holder"),
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at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 United States of
America, or at such other place as Holder may designate in writing from time to time, the principal sum of One Hundred Million United States dollars (U.S.$100,000,000.00) or, if less, the aggregate unpaid principal balance of all advances hereunder (individually, an "Advance" and collectively, the "Advances")
                                      -------                         --------
made by the Holder to the Borrower, with interest as set out herein.

         The date and amount of each Advance made, and each payment made on account thereof, shall be recorded by Holder on its books and records. The failure of Holder so to record shall not affect Borrower's obligations hereunder. Except as provided in the following paragraph, the unpaid principal balance of each Advance shall bear interest from the date thereof to but excluding the date such Advance shall be paid in full at a rate equal to 10.75 % per annum on the basis of a 360-day year and actual days elapsed.

         If Borrower fails to pay any sums owing under this Note when due, all such sums shall bear interest from the date due to but excluding the date all such sums are paid in full, at a default rate equal to 11.75 % per annum on the basis of a 360-day year and actual days elapsed. At such time as a judgment is obtained for any amounts owing under this Note or any document or instrument securing this Note, interest shall continue to accrue on the amount of the judgment until paid, at the rate of 11.75 % per annum.

         All payments hereunder shall be credited first toward interest then due and the remainder toward principal. Borrower may prepay this Note, in whole or in part, at any time without premium or penalty. All payments of the Advances and interest will be made without withholding or deduction for or on account of any present of future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by law.

         In the event that upon demand from Holder for payment, such payment or such demand for payment would result in a default under then existing public or private debt of Borrower or any subordination arrangements entered into in connection with this Note, then Borrower may defer payment until such time as such payment would not result in default.

         At any time on or after the date hereof, Holder may elect to convert the unpaid principal and interest under this Note into ordinary shares of Borrower. The conversion rate
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shall be the initial public offering price per ordinary share of Borrower as adjusted to reflect stock dividends, splits, reclassifications and, combinations affecting Borrower's ordinary shares.

         If an attorney is engaged by Holder to enforce or construe any provision of this Note and Holder prevails in any court proceeding relating thereto, then Borrower shall pay, on demand, all attorney's fees and all other costs incurred by Holder, together with interest thereon from the date of such demand until paid, at the default interest rate.

         Except as expressly provided herein, Borrower and all other makers and endorsers hereof hereby waive presentment, protest and notice of dishonor.

         All terms and conditions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         No delay or failure of the holder in the exercise of any right or remedy hereunder shall be deemed a waiver of such right, and no exercise or partial exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the Holder may have.

         This Note and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Colorado. Borrower hereby submits to the jurisdiction U.S. District Court for the District of Colorado and of any court of the State of Colorado sitting in Denver, Colorado for purposes of all legal proceedings arising out of or relating to the Note. Borrower irrevocably waives, to the fullest extent permitted by law, any objection which Borrower may now or hereafter have to the lack of personal jurisdiction or laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in a court has been brought in an inconvenient forum. Notwithstanding the preceding two sentences, Holder retains the right to bring any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with the
Note in any court that has jurisdiction over the parties and subject matter.

         Payments under this Note (other than by way of conversion into ordinary shares of the Borrower) shall be subordinated to payments to be made by the Obligors (as therein defined) under the loan agreement dated 8 October 1997 as amended by a supplemental agreement dated 8 December 1998 (together, as amended, restated and supplemental from time to time, the "Facility Agreement") and made
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between Borrower as the Parent (1), the entities whose names, registered numbers
(if any) and registered offices are set out in part C of schedule 1 of the Facility Agreement as Borrowers (2), the entities whose names, registered numbers (if any) and registered offices are set out in part B of schedule 1 of the Facility Agreement as Guarantors (3), The Toronto-Dominion Bank ("TDB") as
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Arranger (4), the banks and financial institutions whose names and addresses are set out in part A of schedule 1 of the Facility Agreement (5), TDB as Agent (6) and TDB as Security Trustee (the "Security Trustee") (7) on the terms and
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conditions of a deed of subordination of even date herewith entered into between
Holder and the Security Trustee.
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         This Note replaces the Promissory Note, dated March 16, 1998, with
Borrower as borrower and Holder as holder, and with a maximum principal sum of One Hundred Million Dollars ($100,000,000.00), (the "Prior Note"), which Prior Note shall cease to have any force or effect and shall be cancelled.

         This Note shall be effective on the date the first effective delivery occurs of the American Depository Shares or ordinary shares of the Borrower in connection with its initial public offering of share capital.

                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.


                                    By: /s/ J. Timothy Bryan
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                                        Managing Director


                                    And by: /s/ A.H.E. van Voskuijlen
                                            --------------------------------
                                            Managing Director